EXHIBIT 99.1

NEWS RELEASE

CONTACT:	Investor Relations
Irvine Sensors Corporation
714-444-8718
investorrelations@irvine-sensors.com

FOR IMMEDIATE RELEASE

IRVINE SENSORS RELEASES 3rd QUARTER RESULTS

COSTA MESA, CALIFORNIA — August 9, 2004 — Irvine Sensors Corporation (NASDAQ: IRSN, Boston Stock Exchange: ISC) today reported operating results for its third fiscal quarter and 39 weeks ended June 27, 2004.

Total revenues for the third quarter of fiscal 2004 were $3,542,600, up $1,145,900, or 48%, from $2,396,700 in the third quarter of fiscal 2003, largely reflecting an increase in the Company’s contract research and development revenue in the current fiscal year period. Total revenues for the 39-week period ended June 27, 2004 were $9,408,700, a decrease of $672,500, or 7%, from $10,081,200 in total revenues realized in last year’s 39-week period ended June 29, 2003. Net losses for both the 13-week and 39-week periods in the current fiscal year were reduced from net losses in the comparable fiscal 2003 periods. Net loss for the 13-week period ended June 27, 2004 was $720,000, down $940,000, or 57%, from the $1,660,000 net loss for the 13-week period ended June 29, 2003. The net loss through the first 39 weeks of the current fiscal year was $3,229,400, a $1,152,000, or 26%, decrease from the $4,381,400 net loss in the first 39 weeks of fiscal 2003.

Irvine Sensors Corporation, headquartered in Costa Mesa, California, is primarily engaged in the sale of stacked chip assemblies and research and development related to high density electronics, miniaturized sensors and cameras, optical interconnection technology, high speed routers, image processing and low-power analog and mixed-signal integrated circuits for diverse systems applications.

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IRVINE SENSORS CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	June 27, 2004	June 29, 2003	June 27, 2004	June 29, 2003
Revenues:
Contract research and development revenue	$3,257,000	$2,054,300	$8,027,000	$8,255,200
Product sales	281,300	341,500	1,336,100	1,789,000
Other revenue	4,300	900	45,600	37,000

Total revenues	3,542,600	2,396,700	9,408,700	10,081,200

Costs and expenses:
Cost of contract research and development revenue	2,048,200	1,262,800	5,208,800	6,390,800
Cost of product sales	280,900	448,000	1,561,700	1,808,400
General and administrative expense	1,496,000	1,311,300	4,274,400	4,358,400
Research and development expense	397,200	783,000	1,494,500	1,522,200

Total costs and expenses	4,222,300	3,805,100	12,539,400	14,079,800

Loss from operations	(679,700)	(1,408,400)	(3,130,700)	(3,998,600)

Interest expense	(30,700)	(20,400)	(75,700)	(138,300)
Loss on disposal of assets	(9,600)	(233,000)	(16,400)	(238,800)
Interest and other income	800	100	1,200	4,800

Loss before minority interest and provision for income taxes	(719,200)	(1,661,700)	(3,221,600)	(4,370,900)
Minority interest in loss of subsidiaries	1,400	3,000	7,200	4,900
Provision for income taxes	(2,200)	(1,300)	(15,000)	(15,400)

Net loss	(720,000)	(1,660,000)	(3,229,400)	(4,381,400)

Imputed dividend on Series E stock issued	—	(92,800)	—	(1,013,100)

Net loss applicable to common stockholders	$(720,000)	$(1,752,800)	$(3,229,400)	$(5,394,500)

Basic and diluted net loss per common share (Note 5)	$(0.05)	$(0.20)	$(0.21)	$(0.67)

Weighted average number of shares outstanding	15,945,800	8,827,900	15,085,300	8,104,000

IRVINE SENSORS CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 27, 2004	September 28, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,271,800	$1,166,800
Restricted cash	35,200	54,200
Accounts receivable, net of allowance for doubtful accounts of $10,000 and $57,700, respectively	685,600	443,500
Unbilled revenues on uncompleted contracts	1,345,300	598,100
Inventory, net	1,178,800	932,100
Other current assets	69,900	48,500

Total current assets	6,586,600	3,243,200

Equipment, furniture and fixtures, net	4,499,900	4,417,600
Patents and trademarks, net	729,300	707,400
Deposits	87,600	87,400

Total assets	$11,903,400	$8,455,600

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,401,300	$1,620,600
Accrued expenses	886,600	806,100
Accrued loss on contracts	40,600	358,500
Advance billings on uncompleted contracts	40,700	437,000
Deferred revenue	28,100	251,700
Capital lease obligations – current portion	93,700	30,700

Total current liabilities	2,491,000	3,504,600

Capital lease obligations, less current portion	165,200	34,700
Minority interest in consolidated subsidiaries	424,300	431,500

Total liabilities	3,080,500	3,970,800

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.01 par value, 500,000 shares authorized; Series E convertible preferred stock, 0 and 2,083 shares outstanding	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 17,644,500 and 12,947,700 shares issued and outstanding	176,400	129,500
Common stock warrants; 1,508,100 and 2,065,600 warrants outstanding	—	—
Unamortized employee stock bonus plan contribution	(109,400)	—
Common stock held by Rabbi Trust	(250,000)	(250,000)
Deferred compensation liability	250,000	250,000
Paid-in capital	117,945,500	110,315,500
Accumulated deficit	(109,189,600)	(105,960,200)

Total stockholders’ equity	8,822,900	4,484,800

	$11,903,400	$8,455,600